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                                                                   EXHIBIT 16.1
EXHIBIT 16.1 TO FORM 8-K/A


February 15, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 11, 2000 of Renaissance Media Group LLC, Renaissance Media (Tennessee) LLC, Renaissance (Louisiana) LLC and Renaissance Media Capital Corporation and are in agreement with the statements contained in paragraph (a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.






                                             /s/ Ernst & Young LLP



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